EX-99.1
PRESS RELEASE

DualStar Technologies Corporation                                           News
11-30 47th Avenue, Long Island City, New York  11101

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Contact:          Robert Birnbach
                  (718) 340-6657 phone
                  (718) 340-6695 facsimile
                  e-mail: dstr@dualstar.com


   DUALSTAR REACHES AGREEMENT IN PRINCIPLE WITH SENIOR LENDER TO EXCHANGE DEBT
                 FOR REAL ESTATE, PARACOMM ASSETS & COMMON STOCK


NEW YORK, NY - June 17, 2003 -- DualStar Technologies Corporation (OTCBB: DSTR) (the "Company") announced today an agreement in principle with its senior lender, Madeleine, L.L.C., whereby Madeleine would exchange all of the outstanding principal and accrued interest with respect to the senior secured indebtedness owed by the Company to Madeleine for the Company's interests in certain real estate and certain private cable television assets and for common equity of the Company.

The outstanding principal and accrued interest with respect to the senior secured indebtedness currently owed by the Company to Madeleine totals approximately $16,600,000. The Company is presently in default under the terms of the agreement relating to the outstanding debt to Madeleine.

As set forth in the agreement in principle, the outstanding principal and accrued interest with respect to the senior secured indebtedness owed by the Company to Madeleine shall be exchanged for (a) certain private cable television systems and associated assets related to properties in Florida of ParaComm, Inc., a wholly-owned subsidiary of the Company, in consideration of a reduction of indebtedness equal to the fair market value of such assets (which transaction was announced previously by the Company); (b) certain real estate owned by the Company located in Long Island City, New York in consideration of the reduction of indebtedness equal to the fair market value of such real estate; and (c) issuance of shares of the Company's common stock to Madeleine for the balance of the indebtedness. Such number of shares issuable to Madeleine shall represent all of the authorized and unissued shares of common stock of the Company less shares reserved for issuance pursuant to the exercise of outstanding stock options and warrants to purchase common stock that are not surrendered and cancelled. In connection with the transaction, certain members of management of the Company and an affiliate of Madeleine, respectively, will surrender options and warrants to be cancelled. The agreement also provides for the issuance of new options to such management members at a subsequent date, subject to approval by the stockholders of the Company of an increase in the number of shares of authorized Common Stock.

The transaction is subject to approval by the Board of Directors of the Company and to the execution of definitive agreements.

"We are very happy with our working relationship with Madeleine and with this agreement. We are thankful for Madeleine's patience with DualStar and their faith in our construction operations," said Gregory Cuneo, the Company's president & chief executive officer.

"The elimination of the debt will fortify our balance sheet and represent a renewal for the Company," stated Robert Birnbach, DualStar's executive vice president & chief financial officer. "We look forward to consummating this transaction as soon as practicable."

About DualStar
--------------

DualStar Technologies Corporation, through its construction-related subsidiaries High-Rise Electric, Inc., Centrifugal/Mechanical Associates, Inc., Integrated Controls Enterprises, Inc. and BMS Electric, Inc., provides electrical contracting, mechanical contracting (HVAC), and building control and energy management (BMS) services. For more information, visit the Company's web site at http://www.dualstar.com. DualStar common stock is traded on the OTC Bulletin Board under the symbol DSTR.

About Madeleine
---------------

Madeleine is an affiliate of Blackacre Capital Management, LLC which manages certain funds and accounts that invest in real estate related assets and loans.

This press release and the materials referred to herein contain forward-looking statements regarding DualStar's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates," "contemplates," "represents" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. DualStar's ability to satisfy the various conditions and covenants contained in the agreement in principle with Madeleine described above, DualStar's ability to fully satisfy the outstanding indebtedness owed to Madeleine as well as other important factors set forth in DualStar's periodic filings with the Securities and Exchange Commission (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and DualStar disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in DualStar's expectations or future events.


                                       ###